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                                 EXHIBIT 10.95

                               SEVENTH AMENDMENT
                      TO FINANCING AND SECURITY AGREEMENT

         THIS SEVENTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") made this 24th day of May, 1999 by and among VERSAR, INC., a corporation organized under the laws of the State of Delaware ("Versar"), GEOMET TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware ("Geomet"), SMC MCEVER, INC., a corporation organized under the laws of the State of Texas, SMC ENVIRONMENTAL SERVICES GROUP, INC., a corporation organized under the laws of the State of Pennsylvania, VERSAR ACQUISITION II, CORP., a corporation organized under the laws of the Commonwealth of Virginia, GREENWOOD PARTNERSHIP, LTD., a corporation organized under the laws of the Commonwealth of Virginia (collectively called, the "Borrowers" and each individually, a "Borrower") and NATIONSBANK, N.A., a national banking association, its successors and assigns (the "Lender").

                                    RECITALS

         A. Versar and Geomet are parties to a certain Financing and Security Agreement, along with the Lender dated March 31, 1997 (the Financing and Security Agreement as thereafter amended, modified and renewed from time to time, is called the "Financing Agreement").

         B. Pursuant to the Financing Agreement the Lender has agreed, among other things, to make available to the Borrowers a revolving credit facility (the "Revolving Loan") in the maximum principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) to be


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used by the Borrowers to finance Receivables and for working capital, all as more fully described in the Financing Agreement.

         C. The Borrowers have requested that the Lender extend the maturity of the Revolving Loan and amend certain provisions of the Financing Agreement, and the Lender has agreed on the condition, among others, that the Borrowers execute and deliver this Agreement.

         D. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Financing Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

         1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respect and that the same are incorporated herein and made a part hereof by reference.

         2.      Definitions.   Effective as of the date hereof, the following
definitions are added to Section 1.01 of the Financing Agreement:

                          "EBITDAR" means as to the Borrowers for any period of determination thereof, the sum of (a) EBITDA, plus (b) rent expense for such period.

                          "Fixed Charge Coverage Ratio" means the ratio of (i) EBITDAR to (ii) the sum of (a) interest expense, plus (b) required principal on Indebtedness for Borrowed Money and capitalized leases scheduled and/or paid in the prior twelve (12) month period, plus (c) rent expense.

                          "Funded Debt" means for any period of determination thereof an amount equal to the sum of all Indebtedness for Borrowed Money (including, but not limited to senior debt, stockholder debt, subordinated debt, the value of all capitalized leases, all letters of credit issued on the account of any Borrower, and estimated liabilities under


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         existing earn-out and/or non-compete agreements) all as determined on a consolidated basis.

         3. Financial Covenants. From and after the effective date hereof, Sections 7.02 (a)-(d) of the Financing Agreement are amended and restated in their entirety as follows:

                          (a) Minimum Tangible Net Worth. Maintain at all times, a Tangible Net Worth of not less than $4,200,000.

                          (b) Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending June 30, 1999 and at all times thereafter, maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date.

                          (c)     Omitted.

                          (d) Liabilities to Tangible Net Worth. Maintain a ratio of liabilities (defined in accordance with GAAP) to Tangible Net Worth not greater than the following amounts at the following times:

         Liabilities/Tangible Net  Worth                    Fiscal Quarter Ending
         -------------------------------                    ---------------------
                 4.25 to 1.00                               March 31, 1999 and thereafter until
                                                            June 30, 2000; and
                 3.50 to 1.00                               June 30, 2000 and at
                                                             all times thereafter.

         Except as amended hereby, Section 7.02 of the Financing Agreement shall remain unchanged.

         4. Fees. In addition to the Fees set forth in the Financing Agreement, in consideration of the Lender's agreement to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Borrowers, the Borrowers jointly and severally agree to pay to the Lender the following fees by direct debit to any of the Borrower's accounts with the Lender, the following times:


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                 (a)      Unbilled Fee. If any advances are made against
Eligible Unbilled Receivables in any month, the Borrowers shall continue to pay to the Lender, the Unbilled Fee in the amount of Ten Thousand Dollars ($10,000) per month through the month ending September 30, 1999.

                 (b) Monitoring Fee. The Borrowers shall continue to pay the Monitoring Fee on the first day of each calendar month through the period ending September 30, 1999, in an amount equal to three tenths of one percent (.30%) per annum of the outstanding balance of the Revolving Loan for the prior calendar month. Notwithstanding the preceding, in no event will the Monitoring Fee be less than Three Thousand Dollars ($3,000) or exceed Fifteen Thousand Dollars ($15,000).

         5. Books and Records. In addition to any and all rights of the Lender under the Financing Agreement to examining, audit and inspect the books and records of the Borrowers from time to time, the Borrowers acknowledge and agree that prior to December 31, 1999 the Lender shall have the right to perform an additional examination, audit and inspection of the Collateral and the books and records pertaining thereto at the Borrowers' expense, which expense the Lender estimates will not exceed $6,500.

         6. Solvency. The Borrowers represent that the fair saleable value of each Borrowers' assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; no Borrower is left with unreasonably small capital after the transactions contemplated by this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.


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         7.      Conditions Precedent.  This Agreement shall become effective on the date the Lender receives the following documents, each of which shall be satisfactory in form and substance to the Lender:

                 (a) The Restated Note issued and delivered by the Borrowers in the form of EXHIBIT A-2 attached hereto and incorporated herein by reference; and

                 (b) Such other information, instruments, opinions, documents, certificates and reports as the Lender may deem necessary.

         8. Replacement Note. EXHIBIT A-2 to the Financing Agreement is being replaced in its entirety with EXHIBIT A-2 attached hereto. The Borrowers shall execute and deliver to the Lender on the date hereof their Fifth Amended and Restated Revolving Promissory Note in the form of EXHIBIT A-2 attached hereto and incorporated herein by reference (the "Restated Note") in substitution for and not satisfaction of, the issued and outstanding Fourth Amended and Restated Revolving Promissory Note, and the Restated Note shall be the "Revolving Promissory Note" for all purposes of the Financing Documents. The Note being substituted pursuant to this Agreement shall be marked "Replaced" and returned to the Borrowers promptly after the execution and delivery of the Restated Note to the Lender.

         9. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         10. Financing Documents; Governing Law; Etc. This Agreement is one of the Financing Documents defined in the Financing Agreement and shall be governed and construed


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in accordance with the laws of the Commonwealth of Virginia.  The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

         11. Acknowledgments. The Borrowers hereby confirm to the Lender the enforceability and validity of each of the Financing Documents. In addition, the Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Financing Documents, except as otherwise specifically set forth in this Agreement. The Borrowers issue, remake, ratify and confirm the representations, warranties and covenants contained in the Financing Documents. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Financing Documents as of the date hereof.

         12. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered under seal by the duly authorized representatives as of the date and year first written above.

WITNESS/ATTEST:                            VERSAR, INC.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Vice President & CFO

WITNESS/ATTEST:                            GEOMET TECHNOLOGIES, INC.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Treasurer

WITNESS/ATTEST:                            SMC ENVIRONMENTAL SERVICES
                                           GROUP, INC.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Treasurer

WITNESS/ATTEST:                            SMC MCEVER, INC.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Treasurer

WITNESS/ATTEST:                            VERSAR ACQUISITION II, CORP.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Treasurer


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WITNESS/ATTEST:                            GREENWOOD PARTNERSHIP, LTD.

/S/ May K. Tom                             By: /S/ Lawrence W. Sinnott  (SEAL)
------------------------------                --------------------------
                                              Name:  Lawrence W. Sinnott
                                              Title:  Treasurer

WITNESS:                                   NATIONSBANK, N.A.

                                           By: /S/ Elaine Eaton        (SEAL)
------------------------------                --------------------------
                                              Name:  Elaine Eaton
                                              Title:  Senior Vice President


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